Exhibit 10.18

EGALET CORPORATION

Option Agreement

This Option Agreement (this "Agreement") is made and entered into as of __________, 20__ (the “Grant Date”) by and between Egalet Corporation, a Delaware corporation (the "Company"), and ________________ (the "Participant").

1.   Grant of Option.

1.1    Grant; Type of Option.  The Company hereby grants to the Participant an option (the "Option") to purchase the total number of shares of Common Stock of the Company set forth in the Notice of Grant attached hereto as Exhibit A, at the Exercise Price set forth therein. The Option is being granted pursuant to the terms of the Company's Amended and Restated 2019 Stock-Based Incentive Compensation Plan, as amended and/or restated from time to time (the "Plan").

1.2    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.   Exercise Period; Vesting.

2.1    Vesting Schedule.  The Option will become vested and exercisable in accordance with the vesting schedule set forth in the attached Notice of Grant.

2.2    Expiration. The Option will expire on the Expiration Date set forth in the attached Notice of Grant, or earlier as provided in this Agreement or the Plan.

3.   Termination of Service.

3.1    Termination for Reasons other than Cause. If the Participant's employment or other service relationship with the Company and the Company Affiliates is terminated for any reason other than Cause (regardless of whether such termination is initiated by the Company, any Company Affiliate or the Participant), the Participant or, if applicable, the Participant’s legal guardian,  executor, administrator, heir or legatee, may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant's employment or other service relationship or (b) the Expiration Date.  Any portion of the Option that is unvested as of the date of the Participant’s termination of employment or other service with the Company and the Company Affiliates shall be immediately forfeited upon such termination with no compensation or other payment due to the Participant or any other Person.

3.2    Termination for Cause. If the Participant's employment or other service relationship is terminated for Cause, the Option (whether vested or unvested) shall immediately be cancelled for no compensation and cease to be exercisable.

3.3    Definition of Cause:  For purposes of this Agreement, (i) if the Participant is party to an effective employment, severance or similar agreement with the Company or any Company Affiliate at the time of the Participant’s termination that contains a definition of Cause, then “Cause” shall have the meaning set forth therein and (ii) if clause (i) does not apply, then “Cause” means (a) the Participant’s indictment for, conviction of, or the entering of a guilty plea or plea of no contest (or its equivalent under any applicable legal system) by Participant with respect to, a felony, the equivalent thereof, or any other crime involving moral turpitude; (b) the Participant’s commission of fraud, embezzlement or theft against the Company or any Company Affiliate, or the Participant’s commission of sexual harassment against any Person; (c) the Participant’s material breach of the terms of this Agreement; (d) the Participant’s willful misconduct in the performance of the Participant’s duties, or the willful and material violation by the Participant of any material written Company or Company Affiliate policy or code of conduct applicable to and previously provided or made available to the Participant in writing; (e) the Participant’s material breach of any confidentiality, non-disparagement, non-competition, non-solicitation or other restrictive covenant in any written agreement between the Participant and the Company or any Company Affiliate; (f) the Participant’s refusal or failure to follow the lawful instructions of the Board or the Participant’s supervisor that are consistent with the Participant’s position; (g) the Participant’s material breach of any fiduciary duty owed under applicable law, statute or regulation to the Company or any Company Affiliate; or (h) the Participant’s engagement in any intentional activity that injures or would reasonably be expected to injure (monetarily or otherwise), in any material respect, the reputation, the business or a material business relationship of the Company or any Company Affiliate.  Notwithstanding the foregoing, Cause shall not exist until and unless (i) the Participant has been provided with written notice from the Board (excluding, if applicable, the Participant) finding that the Participant has engaged in the conduct described in any of clauses (a) through (h) of this Section 3.3 and expressing its intention to terminate the Participant’s employment for Cause and (ii) with respect to clauses (c), (e), (f) or (g) of this Section 3.3, the Participant fails to cure such breach, refusal or failure (if such breach, refusal or failure is capable of cure) within ten (10) business days after Participant’s receipt of such written notice.

4.   Manner of Exercise.

4.1    Election to Exercise.  To exercise the Option, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee.  If someone other than the Participant exercises the Option, then such Person must submit documentation reasonably acceptable to the Company verifying that such Person has the legal right to exercise the Option.

4.2    Payment of Exercise Price.  The entire Exercise Price of the Option shall be payable within three days of the date of exercise (i) in cash or (ii) with the consent of the Committee in its sole discretion, by (a) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option (valued at Fair Market Value on the date of exercise),  (b)  tendering proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option or (c)  delivering to the Company previously owned and unencumbered shares of Common Stock valued at Fair Market Value on the date of exercise.

4.3    Withholding.  If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state,  local and other withholding obligations of the Company or any Company Affiliate. The Participant may satisfy any tax withholding obligation relating to the exercise of the Option by (i) tendering a cash payment or (ii) with the consent of the Committee in its sole discretion, by (a) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option (valued at Fair Market Value on the date of exercise), (b) tendering proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option or (c) delivering to the Company previously owned and unencumbered shares of Common Stock valued at Fair Market Value on the date of exercise.  Notwithstanding the foregoing, Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with the exercise of the Option by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such exercise (valued at Fair Market Value on the date of exercise).  The Company and the Company Affiliates have the right to withhold from any compensation paid to the Participant.

4.4    Issuance of Shares.  Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant's authorized assignee, or the Participant's legal representative, which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.   No Right to Continued Service; No Rights as Stockholder.  Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position with the Company or any Company Affiliate as an Employee or other service provider.

Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or any Company Affiliate to terminate the Participant's employment or other service relationship at any time for any reason, with or without notice. The Participant shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6.   Transferability.  Except with the prior written consent of the Committee in its sole discretion, the Option is not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by him or her (or his or her legal guardian in the event of the Participant’s incapacity). No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution or with the Committee’s prior written consent) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7.   Change in Control.  Unless otherwise determined by the Committee in accordance with Section 4.3 of the Plan, a Change in Control shall have no effect on the Option.

8.   Adjustments. The exercise price of the Option and the number and kind of securities subject to the Option may be adjusted in any manner as contemplated by Section 12 of the Plan.

9.   Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

10. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal,  state and all other securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state,  federal and all other laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the

Company is under no obligation to register the shares with the Securities and Exchange Commission, any other securities commission or any stock exchange to effect such compliance.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12. Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

14. Options Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Successors and Assigns. The Company may assign any of its rights and obligations under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom this Agreement may be transferred by will, the laws of descent or distribution or otherwise.

16. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion, as provided in the Plan. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment or other service relationship with the Company.

18. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such action shall adversely affect the Participant's material rights under this Agreement without the Participant's prior written consent.

19. Recoupment.  The shares acquired upon exercise of the Option and any compensation paid with respect thereto shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and in effect on the date hereof or required by law to be applicable to the Participant.

20. No Impact on Other Benefits. The value of the Participant's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, if applicable.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EGALET CORPORATION

By:
Name:
Title:

PARTICIPANT

Name:

Exhibit A

Notice of Grant

This Notice of Grant sets forth the specific terms that apply to the Option granted to the Participant identified below under the Option Agreement (the “Agreement”), made and entered into as of __________ 20__, between Egalet Corporation, a Delaware corporation (the “Company”), and the Participant.  Capitalized terms that are used but not defined herein shall have the meanings given to such terms in the Agreement.

Participant Name:	[__________]

Type of Option:
Non-Qualified Stock Option

Shares Subject to Option:	[__________]

Grant Date:	[__________]

Exercise Price per Share:	$[__________]

Expiration Date:	[___________]

Vesting Schedule:

FOR EMPLOYEES:

Time-Based Awards

[Subject to the Participant’s continuing employment with the Company or one of the Company Affiliates on the applicable vesting date, the Option will become vested and exercisable with respect to 1/3 of the shares set forth above on the first anniversary of the Grant Date and for 1/36 of the shares set forth above each month thereafter until the Option is 100% vested.  The unvested portion of the Option will be cancelled for no compensation or other payment upon the Participant's termination of employment or other service with the Company and the Company Affiliates for any reason (regardless of whether such termination was initiated by the Participant, by the Company or by any Company Affiliate).]